UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 3, 2017
Date of Report (Date of earliest event reported)

Penumbra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
One Penumbra Place
Alameda, CA 94502
(Address of principal executive offices, including zip code)

(510) 748-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 3, 2017 (the “Closing Date”), Penumbra, Inc. (the “Company”) acquired all of the outstanding shares of Crossmed S.p.a., a joint stock company organized and existing under the laws of the Republic of Italy (“Crossmed”), from Paola Bergadano and Raffavena S.r.l. in liquidazione, a limited liability company organized and existing under the laws of the Republic of Italy (“Raffavena” and, together with Ms. Bergadano, the “Sellers”), pursuant to a Sale and Purchase Agreement dated as of June 30, 2017 (the “Purchase Agreement”) by and among Penumbra, the Sellers, and the sole shareholder of Raffavena.

Crossmed is engaged in the business of distributing medical supplies and equipment in Italy, San Marino, the Vatican, and Switzerland, and is the Company’s exclusive distributor in Italy, San Marino and the Vatican. Crossmed became a wholly-owned subsidiary of the Company as of the Closing Date. There are no material relationships between the Company and any of the Sellers, other than pertaining to this acquisition.

Pursuant to the terms of the Purchase Agreement, Penumbra paid the Sellers approximately €8.2 million, subject to customary post-closing adjustments for working capital and financial debt. In addition, Penumbra will pay the Sellers additional consideration in the form of milestone payments based on Crossmed’s net revenue, and may pay additional consideration based on incremental net revenue, for each of the fiscal years ended December 31, 2017, 2018 and 2019.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties to the agreement.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K must be filed.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penumbra, Inc.

Date: July 10, 2017	By:	/s/ Sri Kosaraju
Sri Kosaraju
Chief Financial Officer and Head of Strategy